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                             COOLSAVINGS.COM INC.

                               4,200,000 SHARE

                                  COMMON STOCK



                             UNDERWRITING AGREEMENT
                             ----------------------

                                                                 _________, 2000

Chase Securities Inc.
Lehman Brothers Inc.
Thomas Weisel Partners LLC
 c/o Chase Securities Inc.
 One Bush Street
 San Francisco, CA 94104

Ladies and Gentlemen:

     coolsavings.com inc., a Michigan corporation (herein called the "Company"), proposes to issue and sell 4,200,000 shares of its authorized but unissued Common Stock, without par value (herein called the "Common Stock") (said 4,200,000 shares of Common Stock being herein called the "Underwritten Stock"). The Company proposes to grant to the Underwriters (as hereinafter defined) an option to purchase up to 630,000 additional shares of Common Stock (herein called the "Option Stock" and with the Underwritten Stock herein collectively called the "Stock"). The Common Stock is more fully described in the Registration Statement and the Prospectus hereinafter mentioned.

     The Company hereby confirms the agreements made with respect to the purchase of the Stock by the several underwriters, for whom you are acting, named in Schedule I hereto (herein collectively called the Underwriters, which term shall also include any underwriter purchasing Stock pursuant to Section 3(b) hereof). You represent and warrant that you have been authorized by each of the other Underwriters to enter into this Agreement on its behalf and to act for it in the manner herein provided.

1. REGISTRATION STATEMENT. The Company has prepared and filed with the Securities and Exchange Commission (herein called the "Commission") a registration statement on Form S-1 (No. 333-94677), including the related preliminary prospectus, for the registration under the Securities Act of 1933, as amended (herein called the "Securities Act") of the Stock. Copies of such registration statement and of each amendment thereto, if any, including the related preliminary prospectus (meeting the requirements of Rule 430A of the rules and regulations of the Commission) heretofore filed by the Company with the Commission have been delivered to you.

     The term Registration Statement as used in this agreement shall mean such registration statement, including all exhibits and financial statements, all information omitted therefrom in reliance upon Rule 430A and contained in the Prospectus referred to below, in the form in which it became effective, and any registration statement filed pursuant to Rule 462(b) of the rules and regulations of the Commission with respect to the Stock (herein called a "Rule 462(b) registration statement"), and, in the event of any amendment thereto after the effective date of such registration statement (herein called the "Effective Date"), shall also mean (from and after the effectiveness of such amendment) such registration statement as so amended (including any Rule 462(b) registration statement). The term Prospectus as used in this Agreement shall mean the prospectus relating to the Stock first filed with the Commission pursuant to Rule 424(b) and Rule 430A (or if no such filing is required, as included in the Registration Statement) and, in the event of any supplement or amendment to such prospectus after the Effective Date, shall also mean (from and after



Plus an option to purchase from the Company up to 630,000 additional shares to cover over-allotments.

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the filing with the Commission of such supplement or the effectiveness of such amendment) such prospectus as so supplemented or amended. The term Preliminary Prospectus as used in this Agreement shall mean each preliminary prospectus included in such registration statement prior to the time it becomes effective.

     The Registration Statement has been declared effective under the Securities Act, and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. The Company has caused to be delivered to you copies of each Preliminary Prospectus and has consented to the use of such copies for the purposes permitted by the Securities Act.

     Lehman Brothers Inc. has agreed to reserve a portion of the Stock to be purchased by it under this Agreement for sale to the Company's directors, officers, employees and business associates and other parties related to the Company (collectively, "Participants"), as set forth in the Prospectus under the heading "Underwriting" (the "Directed Share Program"). The Stock to be sold by Lehman Brothers Inc. pursuant to the Directed Share Program is hereinafter referred to as the "Directed Shares." Any Directed Shares not orally confirmed for purchase by any Participants by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.

2.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
     The Company hereby represents and warrants as follows:

     (a) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has full corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement and the Prospectus and as being conducted, and is duly qualified as a foreign corporation and in good standing in all jurisdictions in which the character of the property owned or leased or the nature of the business transacted by it makes qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the business, prospects, properties, condition (financial or otherwise) or results of operations of the Company (a "Material Adverse Effect"). The Company does not own or control, directly or indirectly, any corporation, association, joint venture or other entity. The Company has no subsidiaries.

     (b) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change in the business, properties, financial condition or results of operations of the Company, whether or not arising from transactions in the ordinary course of business, other than as set forth in the Registration Statement and the Prospectus, and since such dates, except in the ordinary course of business, the Company has not entered into any material transaction not referred to in the Registration Statement and the Prospectus.

     (c) The Registration Statement has become effective (other than any Rule 462(b) Registration Statement to be filed by the Company after the effectiveness of this Agreement); any Rule 462(b) Registration Statement filed after the effectiveness of this Agreement will become effective no later than 10:00 p.m., New York City time, on the date of this Agreement; and no stop order suspending the effectiveness of the Registration Statement is in effect, and no

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proceedings for such purpose are pending before or, to the best of the
Company's knowledge, threatened by the Commission.

     (d) The Registration Statement and the Prospectus comply, and on the Closing Date (as hereinafter defined) and any later date on which Option Stock is to be purchased, the Prospectus will comply, in all material respects, with the provisions of the Securities Act and the rules and regulations of the Commission thereunder; on the Effective Date, the Registration Statement did not contain any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date the Prospectus did not and, on the Closing Date and any later date on which Option Stock is to be purchased, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that none of the representations and warranties in this subparagraph (d) shall apply to statements in, or omissions from, the Registration Statement or the Prospectus made in reliance upon and in conformity with information herein or otherwise furnished in writing to the Company by or on behalf of the Underwriters expressly for use in the Registration Statement or the Prospectus.

     (e) Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this subparagraph (e) do not apply to statements in, or omissions from, any preliminary prospectus made in reliance upon and in conformity with information herein or otherwise furnished in writing to the Company by or on behalf of the Underwriters expressly for use therein.

     (f) The Stock, when issued and sold to the Underwriters as provided herein, will be duly and validly issued, fully paid and nonassessable and conforms to the description thereof in the Prospectus. No further approval or authority of the stockholders or the Board of Directors of the Company will be required for the issuance and sale of the Stock as contemplated herein.

     (g) There are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or liens granted or issued by the Company relating to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of the Company, except as otherwise disclosed in the Registration Statement.

     (h) All the outstanding shares of capital stock of the Company (including the shares issued pursuant to the 1,150-for-1 share split of its common stock effected __________, 2000) (i) have been duly authorized and validly issued and are fully paid, non-assessable; (ii) were not issued in violation of and are not subject to any preemptive or similar rights; and (iii) were issued in compliance with applicable state and federal securities laws except where the noncompliance with state securities laws would not have a Material Adverse Effect. The Stock has been duly authorized and, when issued and delivered to the Underwriters against payment therefor as provided by this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of the Stock will not be subject to any preemptive or similar rights.

     (i) The shares of common stock of the Company to be issued upon the conversion of the Company's Series A Convertible Preferred Stock and convertible subordinated notes have been duly authorized and, when issued and delivered pursuant to the terms of the applicable certificates of designation or securities, as the case may be, will be validly issued, fully paid and

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non-assessable, and the issuance of such shares will not be subject to any preemptive or similar rights.

     (j) The authorized capital stock of the Company conforms in all material respects as to legal matters to the description thereof contained in the Prospectus.

     (k) The Company is not in violation of its charter or bylaws. The Company is not in violation of or in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which the Company is a party or by which the Company or its property are bound except for such violations or defaults that would not have a Material Adverse Effect.

     (l) The execution, delivery and performance of this Agreement by the Company, the compliance by the Company with all the provisions hereof and the consummation of the transactions contemplated hereby will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as have been obtained under the Securities Act or such as may be required under the state securities or blue sky laws), (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or bylaws of the Company or any indenture, loan agreement, mortgage, lease or other agreement or instrument filed as an exhibit to the Registration Statement or that is material to the Company, to which the Company is a party or by which the Company or its property is bound, (iii) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company or its property, except for such violations that would not have a Material Adverse Effect, or (iv) result in the suspension, termination or revocation of any Authorization (as defined below) of the Company or any other impairment of the rights of the holder of any such Authorization, except for those that would not have a Material Adverse Effect.

     (m) Except as disclosed in the Registration Statement, there is no pending or, to the knowledge of the Company, threatened action, suit, claim or proceeding against the Company or any of its officers or any of its properties, assets or rights before any court, arbitrator, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company or over its officers or properties or otherwise which (i) is reasonably likely to result in any material adverse change in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company, (ii) is reasonably likely to prevent consummation of the transactions contemplated hereby or (iii) is required to be disclosed in the Registration Statement or Prospectus and is not so disclosed; and there are no statutes, regulations, orders, judgments, decrees, agreements, contracts, leases or documents of the Company of a character required to be described or referred to in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement by the Securities Act which have not been accurately described in the Registration Statement or Prospectus or filed as exhibits to the Registration Statement as required.

     (n) The Company has not violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), any provisions of the Employee Retirement Income Security Act of 1974, as amended, or any provisions of the Foreign Corrupt Practices Act, or the rules and regulations promulgated thereunder, except for such violations which, singly or in the aggregate, would not have a Material Adverse Effect.

    (o) The Company has such permits, licenses, consents, exemptions, franchises, authorizations and other approvals (each, an "Authorization") of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease, license and operate its properties and to conduct its

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business, except where the failure to have any such Authorization or to make any such filing or notice would not, singly or in the aggregate, have a Material Adverse Effect. Each such Authorization is valid and in full force and effect and the Company is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Authorization; and such Authorizations contain no restrictions that materially and adversely affect the Company; except where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not, singly or in the aggregate, have a Material Adverse Effect.

     (p) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any Authorization, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

     (q) This Agreement has been duly authorized, executed and delivered by the Company.

     (r) PricewaterhouseCoopers LLP are independent public accountants with respect to the Company as required by the Securities Act.

     (s) The financial statements included in the Registration Statement and the Prospectus (and any amendment or supplement thereto), together with related schedules and notes, present fairly the consolidated financial position, results of operations and changes in financial position of the Company on the basis stated therein at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; the supporting schedules, if any, included in the Registration Statement present fairly in accordance with generally accepted accounting principles the information required to be stated therein; and the other financial and statistical information and data set forth in the Registration Statement and the Prospectus (and any amendment or supplement thereto) are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company.

     (t) The Company has been advised concerning the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules and regulations thereunder; the Company is not and, after giving effect to the offering and sale of the Stock and the application of the proceeds thereof as described in the Prospectus, will not be, an "investment company" as such term is defined in the 1940 Act.

     (u) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person (i) the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company, or (ii) to require the Company to include such securities with the Stock registered pursuant to the Registration Statement.

     (v) Since the respective dates as of which information is given in the Registration Statement and the Prospectus (exclusive of any amendment or supplements thereto subsequent to the Closing Date), (i) there has not occurred any material adverse change in the condition,

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financial or otherwise, or the earnings, business, management or operations of the Company (a "Material Adverse Change") or any development involving a prospective Material Adverse Change, (ii) the Company has not purchased any of its outstanding capital stock nor declared, paid or made any dividend or other distribution on its capital stock of any class or series, and (iii) the Company has not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business except as described in the Prospectus.

     (w) The Company does not own any real property; the Company has good and marketable title to all personal property owned by it which is material to the business of the Company, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such that would not have a Material Adverse Effect; and any real property and buildings held under lease by the Company are held by it under valid, subsisting and enforceable leases with such exceptions that are not material and do not interfere with the use made and proposed to be made of such property and buildings, by the Company, in each case except as described in the Prospectus.

     (x) The Company owns or possesses adequate rights in all patents, patent rights, licenses, inventions, copyrights, technology, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems, or procedures), trademarks, service marks, trade names, and trade dress rights (collectively, "intellectual property") currently employed by the Company in the operation of its business and all such intellectual property which is material to the conduct of its business as described in the Prospectus. Except as specifically disclosed in the Prospectus under the caption "Business-Legal Proceedings," the Company is not aware of any infringement, misappropriation or violation by others of, or conflict by others with rights of the Company with respect to, any such intellectual property. Except as specifically disclosed in the Prospectus under the caption "Business-Legal Proceedings," the Company has not received any notice of and is not otherwise aware of any infringement, misappropriation or violation by the Company of, or conflict by the Company with rights of others with respect to, any intellectual property of others. Without limiting the foregoing, (i) there are no United States or foreign patents known to the Company which the Company infringes by its present activities or has infringed by its past activities, or which would preclude the pursuit of its business and business strategy as described in the Prospectus and (ii) except as specifically described in the Prospectus under the caption "Business-Legal Proceedings," there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim challenging the validity, enforceability or scope of the Company's rights in or to any such intellectual property; and except as described in the Prospectus, there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others that the Company has infringed, misappropriated or otherwise violated, or is infringing, misappropriating or violating, any rights of others in intellectual property.

     (y) The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which it is engaged; and the Company (i) has not received notice from any insurer or agent of such insurer that substantial capital improvements or other material expenditures will have to be made in order to continue such insurance and (ii) has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that would not have a Material Adverse Effect.

     (z) No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, which is required by the Securities Act to be described in the Registration Statement or the Prospectus which is not so described.

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     (aa) There is no (i) significant unfair labor practice complaint, grievance or arbitration proceeding pending or, to the knowledge of the Company, threatened against the Company before the National Labor Relations Board or any state or local labor relations board, (ii) strike, labor dispute, slowdown or stoppage pending or, to the knowledge of the Company, threatened against the Company, or (iii) union representation question existing with respect to the employees of the Company, except for such actions specified in clause (i), (ii) or (iii) above which, singly or in the aggregate, would not have a Material Adverse Effect. To the best of the Company's knowledge, no collective bargaining organizing activities are taking place with respect to the Company.

     (bb) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (cc) All material tax returns required to be filed by the Company in any jurisdiction have been filed, other than those filings being contested in good faith, and all material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due pursuant to such returns or pursuant to any assessment received by the Company have been paid, other than those being contested in good faith and for which adequate reserves have been provided.

     (dd) There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of the members of the families of any of them, except as disclosed in the Registration Statement and the Prospectus.

     (ee) There are no issues related to the Company's preparedness for the Year 2000 that (i) are of a character required to be described or referred to in the Registration Statement or Prospectus by the Securities Act which have not been accurately described in the Registration Statement or Prospectus or (ii) might reasonably be expected to result in any Material Adverse Effect. All internal computer systems and each Constituent Component (as defined below) of those systems and all computer-related products and each Constituent Component of those products of the Company complied, by December 31, 1999, in all material respects with the Year 2000 Qualification Requirements. "Year 2000 Qualification Requirements" means that the internal computer systems and each Constituent Component (as defined below) of those systems and all computer-related products of each Constituent Component (as defined below) of those products of the Company (i) have been reviewed to confirm that they store, process (including sorting and performing mathematical operations, calculations and computations), input and output data containing date and information correctly regardless of whether the date contains dates and times before, on or after January 1, 2000,
(ii) have been designated to ensure date and time entry recognition and calculations, and date data interface values that reflect the century, (iii) accurately manage and manipulate data involving dates and times, including single century formulas and multi-century formulas, and will not cause an abnormal ending scenario within the application or generate incorrect values or invalid results involving such dates, (iv) accurately process any date rollover, and (v) accept and respond to two-digit year date input in a manner that resolves any ambiguities as to the century. "Constituent Component" means all software (including operating systems, programs, packages and utilities), firmware, hardware, networking components and peripherals provided as part of the configuration. The Company has inquired of material vendors as to their preparedness for the Year 2000 and has disclosed in the Registration

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Statement or Prospectus any issues that might reasonably be expected to result in any Material Adverse Effect.

     (ff) The Common Stock has been approved for quotation on The Nasdaq National Market, subject to official notice of issuance.

     (gg) The Company has not distributed and will not distribute prior to the later of (i) the Closing Date, or any date on which Option Stock is to be purchased, as the case may be, and (ii) completion of the distribution of the Stock, any offering material in connection with the offering and sale of the Stock other than any preliminary prospectuses, the Prospectus, the Registration Statement and other materials, if any, permitted by the Securities Act.

     (hh) The Company has not taken and will not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Stock.

     (ii) Each executive officer and director of the Company has, and the holders of substantially all of the Common Stock have, agreed in writing that such person will not, for a period ending one hundred eighty (180) days from the Effective Date (the "Lock-up Period"), (y) directly or indirectly, sell, offer, contract to sell, transfer the economic risk of ownership in, make any short sale, pledge or otherwise dispose of any shares of Common Stock or any securities convertible into or exchangeable or exercisable for or any other rights to purchase or acquire Common Stock, without the prior written consent of Hambrecht & Quist LLC (or its successor entity); provided, however, that such person (a) may transfer any shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock to a Permitted Transferee (as defined below); provided, however, that prior to any such transfer each transferee shall execute an agreement, reasonably satisfactory to Hambrecht & Quist LLC (or its successor entity), pursuant to which each transferee shall agree to receive and hold such shares of Common Stock, or securities convertible into or exchangeable or exercisable for the Common Stock, subject to the provisions hereof and there shall be no further transfer except in accordance with the provisions hereof; and (b) if the undersigned is not an executive officer, director or controlling shareholder of the Company, the foregoing restrictions shall not apply to shares of Common Stock acquired by such person in the offering or shares of Common Stock acquired by such person in the public market after the offering, or (z) make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or other securities issued by the Company without the prior written consent of Chase Securities Inc. (or its successor entity). For the purposes hereof, "Permitted Transferee" shall mean (i) the spouse, lineal descendants, father, mother, brother or sister of the undersigned, (ii) any trust which has been established for the exclusive benefit of the undersigned or the undersigned's spouse, lineal descendants, father, mother, brother or sister (a "Permitted Trust"), and/or
(iii) any family limited partnership or limited liability company which at the time is, and at all times thereafter shall be, controlled by such person or any Permitted Trust of such person or (z) make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or other securities issued by the Company without the prior written consent of Chase Securities Inc. (or its successor entity). Furthermore, such person has also authorized the Company to cause the Company's transfer agent to decline to transfer and/or to note stop transfer restrictions on the transfer books and records of the Company with respect to any shares of Common Stock and any securities convertible into or exercisable or exchangeable for Common Stock for which such person is the record holder and, in the case of any such shares or securities for which such person is the beneficial but not the record holder, agrees to cause the record holder to cause the transfer agent to decline to transfer and/or to note stop transfer restrictions on such books and records with respect to such shares or securities. The Company has provided to counsel for the Underwriters a complete and accurate list of all securityholders of the Company and the number and type of securities held by each securityholder. The Company has provided to counsel for the Underwriters true, accurate and complete copies of all of the agreements pursuant to which its

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officers, directors and shareholders have agreed to such or similar restrictions
(the "Lock-up Agreements") presently in effect or effected hereby. The Company hereby represents and warrants that it will not release any of its officers, directors or other stockholders from any Lock-up Agreements currently existing or hereafter effected without the prior written consent of Chase Securities, Inc., the successor entity to Hambrecht & Quist LLC.

     (jj) Each certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

     3.  PURCHASE OF THE STOCK BY THE UNDERWRITERS.

     (a) On the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell 4,200,000 shares of the Underwritten Stock to the several Underwriters and each of the Underwriters agrees to purchase from the Company the respective aggregate number of shares of Underwritten Stock set forth opposite its name in Schedule
I. The price at which such shares of Underwritten Stock shall be sold by the Company and purchased by the several Underwriters shall be $___ per share. In making this Agreement, each Underwriter is contracting severally and not jointly; except as provided in paragraphs (b) and (c) of this Section 3, the agreement of each Underwriter is to purchase only the respective number of shares of the Underwritten Stock specified in Schedule I.

     (b) If for any reason one or more of the Underwriters shall fail or refuse (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of Section 8 or 9 hereof) to purchase and pay for the number of shares of the Stock agreed to be purchased by such Underwriter or Underwriters, the Company shall immediately give notice thereof to you, and the non-defaulting Underwriters shall have the right within 24 hours after the receipt by you of such notice to purchase, or procure one or more other Underwriters to purchase, in such proportions as may be agreed upon between you and such purchasing Underwriter or Underwriters and upon the terms herein set forth, all or any part of the shares of the Stock which such defaulting Underwriter or Underwriters agreed to purchase. If the non-defaulting Underwriters fail so to make such arrangements with respect to all such shares and portion, the number of shares of the Stock which each non-defaulting Underwriter is otherwise obligated to purchase under this Agreement shall be automatically increased on a pro rata basis to absorb the remaining shares and portion which the defaulting Underwriter or Underwriters agreed to purchase; provided, however, that the non-defaulting Underwriters shall not be obligated to purchase the shares and portion which the defaulting Underwriter or Underwriters agreed to purchase if the aggregate number of such shares of the Stock exceeds 10% of the total number of shares of the Stock which all Underwriters agreed to purchase hereunder. If the total number of shares of the Stock which the defaulting Underwriter or Underwriters agreed to purchase shall not be purchased or absorbed in accordance with the two preceding sentences, the Company shall have the right, within 24 hours next succeeding the 24-hour period above referred to, to make arrangements with other underwriters or purchasers satisfactory to you for purchase of such shares and portion on the terms herein set forth. In any such case, either you or the Company shall have the right to postpone the Closing Date determined as provided in Section 5 hereof for not more than seven business days after the date originally fixed as the Closing Date pursuant to said Section 5 in order that any necessary changes in the Registration Statement, the Prospectus or any other documents or arrangements may be made. If neither the non-defaulting Underwriters nor the Company shall make arrangements within the 24-hour periods stated above for the purchase of all the shares of the Stock which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall be terminated without further act or deed and without any liability on the part of the Company to any non-defaulting Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company. Nothing in this paragraph (b), and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     (c) On the basis of the representations, warranties and covenants herein contained, and subject to the terms and conditions herein set forth, the Company grants an option to the several Underwriters to purchase, severally and not jointly, up to 630,000 shares in the aggregate of the Option Stock from the Company at the same price per share as the Underwriters shall pay for the Underwritten Stock. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Stock by the Underwriters and may be exercised in whole or in part at any time (but not more than once) on or before the thirtieth day after the date of this Agreement upon written or telegraphic notice by you to the Company setting forth the aggregate number of shares of the Option Stock as to which the several Underwriters are exercising the option. Delivery of certificates for the shares of Option Stock, and payment therefor, shall be made as provided in Section 5 hereof. The number of shares of the Option Stock to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Stock to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Stock, as adjusted by you in such manner as you deem advisable to avoid fractional shares.

4.  OFFERING BY UNDERWRITERS.

     (a) The terms of the initial public offering by the Underwriters of the Stock to be purchased by them shall be as set forth in the Prospectus. The Underwriters may from time to time change the public offering price after the closing of the initial public offering and increase or decrease the concessions and discounts to dealers as they may determine.

     (b) The information set forth under "Underwriting" in the Registration Statement, any Preliminary Prospectus and the Prospectus relating to the Stock filed by the Company (insofar as such information relates to the Underwriters) constitutes the only information furnished by the Underwriters to the Company for inclusion in the Registration Statement, any Preliminary Prospectus, and the Prospectus, and you on behalf of the respective Underwriters represent and warrant to the Company that the statements made therein are correct.

5.  DELIVERY OF AND PAYMENT FOR THE STOCK.

     (a) Delivery of certificates for the shares of the Underwritten Stock and the Option Stock (if the option granted by Section 3(c) hereof shall have been exercised not later than 7:00 a.m., San Francisco time, on the date two business days preceding the Closing Date), and payment therefor, shall be made at the offices of Pillsbury Madison & Sutro LLP, 2550 Hanover Street, Palo Alto, California 94304-1115, at 7:00 a.m., San Francisco time, on the fourth business day after the date of this Agreement, or at such time on such other day, not later than seven full business days after such fourth business day, as shall be agreed upon in writing by the Company and you. The date and hour of such delivery and payment (which may be postponed as provided in Section 3(b) hereof) are herein called the Closing Date.

     (b) If the option granted by Section 3(c) hereof shall be exercised after 7:00 a.m., San Francisco time, on the date two business days preceding the Closing Date, delivery of certificates for the shares of Option Stock, and payment therefor, shall be made at the offices of Pillsbury Madison & Sutro LLP, 2550 Hanover Street, Palo Alto, California 94304, at 7:00 a.m., San Francisco time, on the third business day after the exercise of such option.

     (c) Payment for the Stock purchased from the Company shall be made to the Company or its order by one or more certified or official bank check or wire transfer in same day funds. Such payment shall be made upon delivery of certificates for the Stock to you for the respective accounts of the several Underwriters against receipt therefor signed by you. Certificates for the Stock to be delivered to you shall be registered in such name or names and shall be in such denominations as you may request at least one business day before the Closing Date, in the case of Underwritten Stock, and at least one business day prior to the purchase thereof, in the case of the Option Stock. Such certificates will be made available to the

Underwriters for inspection, checking and packaging at the offices of Lewco Securities Corporation, 2 Broadway, New York, New York 10004 on the business day prior to the Closing Date or, in the case of the Option Stock, by 3:00 p.m., New York time, on the business day preceding the date of purchase.

     It is understood that you, individually and not on behalf of the Underwriters, may (but shall not be obligated to) make payment to the Company for shares to be purchased by any Underwriter whose check shall not have been received by you on the Closing Date or any later date on which Option Stock is purchased for the account of such Underwriter. Any such payment by you shall not relieve such Underwriter from any of its obligations hereunder.

     6. FURTHER AGREEMENTS OF THE COMPANY. The Company covenants and agrees as follows:

     (a) The Company will (i) prepare and timely file with the Commission under Rule 424(b) a Prospectus containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A and (ii) not file any amendment to the Registration Statement or supplement to the Prospectus of which you shall not previously have been advised and furnished with a copy or to which you shall have reasonably objected in writing or which is not in compliance with the Securities Act or the rules and regulations of the Commission.

     (b) The Company will promptly notify each Underwriter in the event of (i) the request by the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, (iii) the institution or notice of intended institution of any action or proceeding for that purpose, (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Stock for sale in any jurisdiction, or (v) the receipt by it of notice of the initiation or threatening of any proceeding for such purpose. The Company will make every reasonable effort to prevent the issuance of such a stop order and, if such an order shall at any time be issued, to obtain the withdrawal thereof at the earliest possible moment.

     (c) The Company will (i) on or before the Closing Date, deliver to you a signed copy of the Registration Statement as originally filed and of each amendment thereto filed prior to the time the Registration Statement becomes effective and, promptly upon the filing thereof, a signed copy of each post-effective amendment, if any, to the Registration Statement (together with, in each case, all exhibits thereto unless previously furnished to you) and will also deliver to you, for distribution to the Underwriters, a sufficient number of additional conformed copies of each of the foregoing (but without exhibits) so that one copy of each may be distributed to each Underwriter, (ii) as promptly as possible deliver to you and send to the several Underwriters, at such office or offices as you may designate, as many copies of the Prospectus as you may reasonably request, and (iii) thereafter from time to time during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, likewise send to the Underwriters as many additional copies of the Prospectus and as many copies of any supplement to the Prospectus and of any amended prospectus, filed by the Company with the Commission, as you may reasonably request for the purposes contemplated by the Securities Act.

     (d) If at any time during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer any event relating to or affecting the Company, or of which the Company shall be advised in writing by you, shall occur as a result of which it is necessary, in the opinion of counsel for the Company or of counsel for the Underwriters, to supplement or amend the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser of the Stock, the Company will forthwith prepare and file with the Commission a supplement to the Prospectus or an amended prospectus so that the Prospectus as so supplemented or amended will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time such Prospectus is delivered to such purchaser, not misleading. If, after the initial public offering of the Stock by the Underwriters and during such period, the Underwriters shall propose to vary the terms of offering thereof by reason of changes in general market conditions or otherwise, you will advise the Company in writing of the proposed variation, and, if in the opinion either of counsel for the Company or of counsel for the Underwriters such proposed variation requires that the Prospectus be supplemented or amended, the Company will forthwith prepare and file with the Commission a supplement to the Prospectus or an amended prospectus setting forth such variation. The Company authorizes the Underwriters and all dealers to whom any of the Stock may be sold by the several Underwriters to use the Prospectus, as from time to time amended or supplemented, in connection with the sale of the Stock in accordance with the applicable provisions of the Securities Act and the applicable rules and regulations thereunder for such period.

     (e) Prior to the filing thereof with the Commission, the Company will submit to you, for your information, a copy of any post-effective amendment to the Registration Statement and any supplement to the Prospectus or any amended prospectus proposed to be filed.

     (f) The Company will cooperate, when and as requested by you, in the qualification of the Stock for offer and sale under the securities or blue sky laws of such jurisdictions as you may designate and, during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, in keeping such qualifications in good standing under said securities or blue sky laws; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will, from time to time, prepare and file such statements, reports, and other documents as are or may be required to continue such qualifications in effect for so long a period as you may reasonably request for distribution of the Stock.

     (g) During a period of five (5) years commencing with the date hereof, the Company will furnish to you, and to each Underwriter who may so request in writing, copies of all periodic and special reports furnished to stockholders of the Company and of all information, documents and reports filed with the Commission.

     (h) Not later than the 45th day following the end of the fiscal quarter first occurring after the first anniversary of the Effective Date, the Company will make generally available to its security holders an earnings statement in accordance with Section 11(a) of the Securities Act and Rule 158 there under.

     (i) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay all costs and expenses incident to the performance of its obligations under this Agreement, including all costs and expenses incident to (i) the preparation, printing and filing with the Commission and the National Association of Securities Dealers, Inc. ("NASD") of the Registration Statement, any Preliminary Prospectus and the Prospectus, (ii) the furnishing to the Underwriters of copies of any Preliminary Prospectus and of the several documents required by paragraph
(c) of this Section 6 to be so furnished, (iii) the printing of this Agreement and related documents delivered to the Underwriters, (iv) the preparation, printing and filing of all supplements and amendments to the Prospectus referred to in paragraph (d) of this Section 6, (v) the furnishing to you and the Underwriters of the reports and information referred to in paragraph (g) of this
Section 6, (vi) the printing and issuance of stock certificates, including the transfer agent's fees, (vii) incident to the offer and sale of Directed Shares,
(viii) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to the listing of the Common Stock on the Nasdaq National Market and

(ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.

     (j) The Company agrees to reimburse you, for the account of the several Underwriters, for blue sky fees and related disbursements (including reasonable counsel fees and disbursements and cost of printing memoranda for the Underwriters) paid by or for the account of the Underwriters or their counsel in qualifying the Stock under state securities or blue sky laws and in the review of the offering by the NASD.

     (k) The Company hereby agrees that it will not, for a period ending one hundred eighty (180) days after the Effective Date, directly or indirectly, sell, offer, contract to sell, transfer the economic risk of ownership in, make any short sale, pledge or otherwise dispose of any shares of Common Stock or any securities convertible into or exchangeable or exercisable for or any other rights to purchase or acquire Common Stock, without the prior written consent of Chase Securities Inc., which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, during such period (y) the Company may grant stock options pursuant to the Company's existing stock option plans and (z) the Company may issue shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof. The Company also agrees not to file any registration statement with respect to any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock for a period ending one hundred eighty (180) days after the Effective Date without the prior written consent of Chase Securities Inc. (which consent shall not be unreasonably withheld, conditioned or delayed), other than registration statements on Form S-8.

     (l) If at any time during the 25-day period after the Registration Statement becomes effective any rumor, publication or event relating to or affecting the Company shall occur as a result of which in your opinion the market price for the Stock has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus), the Company will, after written notice from you advising the Company to the effect set forth above, forthwith prepare, consult with you concerning the substance of, and disseminate a press release or other public statement, reasonably satisfactory to you, responding to or commenting on such rumor, publication or event.

     (m) The Company is familiar with the 1940 Act, and has in the past conducted its affairs, and will in the future conduct its affairs, in such a manner to ensure that the Company was not and will not be an "investment company" or a company "controlled" by an "investment company" within the meaning of the 1940 Act, and the rules and regulations thereunder

     (n) The Company agrees to use its reasonable best efforts to list for quotation the Common Stock on the Nasdaq National Market and to maintain the listing of the Common Stock on the Nasdaq National Market for a period of three
(3) years after the date of this Agreement.

     (o) The Company agrees to use its reasonable best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Company prior to the Closing Date or any late date on which the Option Stock is purchased, as the case may be, and to satisfy all conditions precedent to the delivery of the Stock.

     (p) The Company agrees, if the Registration Statement at the time of the effectiveness of this Agreement does not cover all the Stock, to file a Rule 462(b) Registration Statement with the Commission registering the Stock not so covered in compliance with Rule 462(b) by 10:00 a.m., New York City time, on the date of this Agreement and to pay to the Commission the filing fee for such Rule 462(b) Registration Statement at the time of the filing thereof or to give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act.

7.  INDEMNIFICATION AND CONTRIBUTION.

     (a) The Company agrees to indemnify and hold harmless each Underwriter and each person (including each partner or officer thereof) who controls any Underwriter within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages or liabilities, joint or several, to which such indemnified parties or any of them may become subject under the Securities Act, the Securities Exchange Act of 1934, as amended (herein called the "Exchange Act"), or the common law or otherwise, and the Company agrees to reimburse each such Underwriter and controlling person for any legal or other expenses (including, except as otherwise hereinafter provided, reasonable fees and disbursements of counsel) incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages or liabilities or in connection with any investigation or inquiry of, or other proceeding which may be brought against, the respective indemnified parties, in each case arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the Prospectus as part thereof and any Rule 462(b) registration statement) or any post-effective amendment thereto (including any Rule 462(b) registration statement), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that (1) the indemnity agreements of the Company contained in this paragraph (a) shall not apply to any such losses, claims, damages, liabilities or expenses if such statement or omission was made in reliance upon and in conformity with information furnished as herein stated or otherwise furnished in writing to the Company by or on behalf of any Underwriter for use in any Preliminary Prospectus or the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto and (2) the indemnity agreement contained in this paragraph (a) with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages, liabilities or expenses purchased the Stock which is the subject thereof (or to the benefit of any person controlling such Underwriter) if at or prior to the written confirmation of the sale of such Stock a copy of the Prospectus (or the Prospectus as amended or supplemented) was not sent or delivered to such person and the untrue statement or omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented) unless the failure is the result of noncompliance by the Company with paragraph (c) of Section 6 hereof. The indemnity agreements of the Company contained in this paragraph (a) and the representations and warranties of the Company contained in Section 2 hereof shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery of and payment for the Stock.

     (b) The Company agrees to indemnify and hold harmless Lehman Brothers Inc. and each person (including each partner or officer thereof) who controls, or is controlled by, Lehman Brothers Inc. (the "Lehman Entities") within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages or liabilities, joint or several, to which such indemnified parties or any of them may become subject under the Securities Act, the Securities Exchange Act of 1934, as amended (herein called the "Exchange Act"), or the common law or otherwise, and the Company agrees to reimburse each such Underwriter and controlling person for any legal or other expenses (including, except as otherwise hereinafter provided, reasonable fees and disbursements of counsel) incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages or liabilities or in connection with any investigation or inquiry of, or other proceeding which may be brought against, the respective indemnified parties, in each case arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the Prospectus as part thereof and any Rule 462(b) registration statement) or any post-effective amendment thereto (including any Rule 462(b) registration statement), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading;
(ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (iii) the failure of a Participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase; or (iv) any alleged act or failure to act by any Lehman Entity in connection with, or relating in any manner to, the Directed Share Program, other than any loss, claim, damage, liability or action that are finally judicially determined to have resulted from the bad faith, gross negligence or willful misconduct of the Lehman Entities; provided, however, that (1) the indemnity agreements of the Company contained in this paragraph (b) shall not apply to any such losses, claims, damages, liabilities or expenses if such statement or omission was made in reliance upon and in conformity with information furnished as herein stated or otherwise furnished in writing to the Company by or on behalf of any Underwriter for use in any Preliminary Prospectus or the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto and (2) the indemnity agreement contained in this paragraph (b) with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages, liabilities or expenses purchased the Stock which is the subject thereof (or to the benefit of any person controlling such Underwriter) if at or prior to the written confirmation of the sale of such Stock a copy of the Prospectus (or the Prospectus as amended or supplemented) was not sent or delivered to such person and the untrue statement or omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented) unless the failure is the result of noncompliance by the Company with paragraph (c) of Section 6 hereof. The indemnity agreements of the Company contained in this paragraph (b) and the representations and warranties of the Company contained in Section 2 hereof shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery of and payment for the Stock.

     (c) Each Underwriter severally agrees to indemnify and hold harmless the Company, each of its officers who signs the Registration Statement on his own behalf or pursuant to a power of attorney, each of its directors, each other Underwriter and each person (including each partner or officer thereof) who controls the Company or any such other Underwriter within the meaning of Section 15 of the Securities Act, from and against any and all losses, claims, damages or liabilities, joint or several, to which such indemnified parties or any of them may become subject under the Securities Act, the Exchange Act, or the common law or otherwise and to reimburse each of them for any legal or other expenses (including, except as otherwise hereinafter provided, reasonable fees and disbursements of counsel) incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages or liabilities or in connection with any investigation or inquiry of, or other proceeding which may be brought against, the respective indemnified parties, in each case arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the Prospectus as part thereof and any Rule 462(b) registration statement) or any post-effective amendment thereto (including any Rule 462(b) registration statement) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished as herein stated or otherwise furnished in writing to the Company by or on behalf of such indemnifying Underwriter for use in the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto. The indemnity agreement of each Underwriter contained in this paragraph (c) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery of and payment for the Stock.

     (d) Each party indemnified under the provision of paragraphs (a), (b) and
(c) of this Section 7 agrees that, upon the service of a summons or other initial legal process upon it in any action or suit instituted against it or upon its receipt of written notification of the commencement of any investigation or inquiry of, or proceeding against, it in respect of which indemnity may be sought on account of any indemnity agreement contained in such paragraphs, it will promptly give written notice (herein called the "Notice") of such service or notification to the party or parties from whom indemnification may be sought hereunder. No indemnification provided for in such paragraphs shall be available to any party who shall fail so to give the Notice if the party to whom such Notice was not given was unaware of the action, suit, investigation, inquiry or proceeding to which the Notice would have related and was prejudiced by the failure to give the Notice, but the omission so to notify such indemnifying party or parties of any such service or notification shall not relieve such indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of such indemnity agreement. Any indemnifying party shall be entitled at its own expense to participate in the defense of any action, suit or proceeding against, or investigation or inquiry of, an indemnified party. Any indemnifying party shall be entitled, if it so elects within a reasonable time after receipt of the Notice by giving written notice (herein called the "Notice of Defense") to the indemnified party, to assume (alone or in conjunction with any other indemnifying party or parties) the entire defense of such action, suit, investigation, inquiry or proceeding, in which event such defense shall be conducted, at the expense of the indemnifying party or parties, by counsel chosen by such indemnifying party or parties and reasonably satisfactory to the indemnified party or parties; provided, however, that (i) if the indemnified party or parties reasonably determine that there may be a conflict between the positions of the indemnifying party or parties and of the indemnified party or parties in conducting the defense of such action, suit, investigation, inquiry or proceeding or that there may be legal defenses available to such indemnified party or parties different from or in addition to those available to the indemnifying party or parties, then counsel for the indemnified party or parties shall be entitled to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interests of the indemnified party or parties and (ii) in any event, the indemnified party or parties shall be entitled to have counsel chosen by such indemnified party or parties participate in, but not conduct, the defense. If, within a reasonable time after receipt of the Notice, an indemnifying party gives a Notice of Defense and the counsel chosen by the indemnifying party or parties is reasonably satisfactory to the indemnified party or parties, the indemnifying party or parties will not be liable under paragraphs (a) through (c) of this Section 7 for any legal or other expenses subsequently incurred by the indemnified party or parties in connection with the defense of the action, suit, investigation, inquiry or proceeding, except that (A) the indemnifying party or parties shall bear the legal and other expenses incurred in connection with the conduct of the defense as referred to in clause (i) of the proviso to the preceding sentence and (B) the indemnifying party or parties shall bear such other expenses as it or they have authorized to be incurred by the indemnified party or parties. If, within a reasonable time after receipt of the Notice, no Notice of Defense has been given, the indemnifying party or parties shall be responsible for any legal or other expenses incurred by the indemnified party or parties in connection with the defense of the action, suit, investigation, inquiry or proceeding.

     (e) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under paragraph (a), (b) or
(c) of this Section 7, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in paragraph (a), (b) or (c) of this Section 7(i) in such proportion as is appropriate to reflect the relative benefits received by each indemnifying party from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each indemnifying party in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, or actions in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Stock received by the Company and the total underwriting discount received by the Underwriters, as set forth in the table on the cover page of the Prospectus, bear to the aggregate public offering price of the Stock. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by each indemnifying party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.

     The parties agree that it would not be just and equitable if contributions pursuant to this paragraph (e) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to in the first sentence of this paragraph (e). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities, or actions in respect thereof, referred to in the first sentence of this paragraph (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigation, preparing to defend or defending against any action or claim which is the subject of this paragraph (e). Notwithstanding the provisions of this paragraph
(e), no Underwriter shall be required to contribute any amount in excess of the underwriting discount applicable to the Stock purchased by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this paragraph (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

     Each party entitled to contribution agrees that upon the service of a summons or other initial legal process upon it in any action instituted against it in respect of which contribution may be sought, it will promptly give written notice of such service to the party or parties from whom contribution may be sought, but the omission so to notify such party or parties of any such service shall not relieve the party from whom contribution may be sought from any obligation it may have hereunder or otherwise (except as specifically provided in paragraph (d) of this Section 7).

     (f) The Company will not, without the prior written consent of each Underwriter, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not such Underwriter or any person who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of such Underwriter and each such controlling person from all liability arising out of such claim, action, suit or proceeding.

     8. TERMINATION. This Agreement may be terminated by you at any time prior to the Closing Date by giving written notice to the Company if after the date of this Agreement trading in the Common Stock shall have been suspended, or if there shall have occurred
(i) the engagement in hostilities or an escalation of major hostilities by the United States or the declaration of war or a national emergency by the United States on or after the date hereof, (ii) any outbreak of hostilities or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, calamity, crisis or change in economic or political conditions in the financial markets of the United States would, in the Underwriters' reasonable judgment, make the offering or delivery of the Stock impracticable, (iii) suspension of trading in securities generally or a material adverse decline in value of securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Stock Market, or limitations on prices (other than limitations on hours or numbers of days of trading) for securities on either such exchange or system, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of, or commencement of any proceeding or investigation by, any court, legislative body, agency or other governmental authority which in the Underwriters' reasonable opinion materially and adversely affects or will materially or adversely affect the business or operations of the Company, (v) declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in the Underwriters' reasonable opinion has a material adverse effect on the securities markets in the United States. If this Agreement shall be terminated pursuant to this Section 8, there shall be no liability of the Company to the Underwriters and no liability of the Underwriters to the Company; provided, however, that in the event of any such termination the Company agrees to indemnify and hold harmless the Underwriters from all costs or expenses incident to the performance of the obligations of the Company under this Agreement, including all costs and expenses referred to in paragraphs (i) and (j) of Section 6 hereof.

     9. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The obligations of the several Underwriters to purchase and pay for the Stock shall be subject to the performance by the Company of all its obligations to be performed hereunder at or prior to the Closing Date or any later date on which Option Stock is to be purchased, as the case may be, and to the following further conditions:

     (a) The Registration Statement shall have become effective; and no stop order suspending the effectiveness thereof shall have been issued and no proceedings therefor shall be pending or threatened by the Commission.

     (b) The legality and sufficiency of the sale of the Stock hereunder and the validity and form of the certificates representing the Stock, all corporate proceedings and other legal matters incident to the foregoing, and the form of the Registration Statement and of the Prospectus (except as to the financial statements contained therein), shall have been approved at or prior to the Closing Date by Pillsbury Madison & Sutro LLP, counsel for the Underwriters.

     (c) You shall have received from Jaffe, Raitt Heuer & Weiss, P.C., counsel for the Company, and from Niro, Scavone, Haller & Niro, patent counsel for the Company, opinions, addressed to the Underwriters and dated the Closing Date, covering the matters set forth in Annex A and Annex B hereto, respectively, and if Option Stock is purchased at any date after the Closing Date, additional opinions from each such counsel, addressed to the Underwriters and dated such later date, confirming that the statements expressed as of the Closing Date in such opinions remain valid as of such later date.

     (d) You shall be satisfied that (i) as of the Effective Date, the statements made in the Registration Statement and the Prospectus were true and correct and neither the Registration Statement nor the Prospectus omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, respectively, not misleading, (ii) since the Effective Date, no event has occurred which should have been set forth in a supplement or amendment to the Prospectus which has not been set forth in such a supplement or amendment, (iii) since the respective dates as of which information is given in the Registration Statement in the form in which it originally became effective and the Prospectus contained therein, there has not been any Material Adverse Change or any development involving a prospective Material Adverse Change, whether or not arising from transactions in the ordinary course of business, and, since such dates, except in the ordinary course of business, the Company has not entered into any material transaction not referred to in the Registration Statement in the form in which it originally became effective and the Prospectus contained therein, (iv) the Company has not purchased any of its outstanding capital stock nor declared, paid or made any dividend or other distribution on its capital stock of any class or series; (v) the Company does not have any material contingent liabilities or obligations which are not disclosed in the Registration Statement and the Prospectus, (vi) there are not any pending or known threatened legal proceedings to which the Company is a party or of which property of the Company is the subject which are material and which are not disclosed in the Registration Statement and the Prospectus, (vii) there are not any franchises, contracts, leases or other documents which are required to be filed as exhibits to the Registration Statement which have not been filed as required, (viii) the representations and warranties of the Company herein are true and correct in all material respects as of the Closing Date or any later date on which Option Stock is to be purchased, as the case may be, and
(ix) there has not been any material change in the market for securities in general or in political, financial or economic conditions from those reasonably foreseeable as to render it impracticable in your reasonable judgment to make a public offering of the Stock, or a Material Adverse Change in market levels for securities in general (or those of companies in particular) or financial or economic conditions which render it inadvisable to proceed.

     (e) You shall have received on the Closing Date and on any later date on which Option Stock is purchased a certificate, dated the Closing Date or such later date, as the case may be, and signed by the Chief Executive Officer and the Chief Financial Officer of the Company, stating that the respective signers of said certificate have carefully examined the Registration Statement in the form in which it originally became effective and the Prospectus contained therein and any supplements or amendments thereto, and that the statements included in Sections 9(a), 9(d), 9(k) and 9(l) are true and correct.

     (f) You shall have received from PricewaterhouseCoopers LLP, a letter or letters, addressed to the Underwriters and dated the Closing Date and any later date on which Option Stock is purchased, confirming that they are independent public accountants with respect to the Company within the meaning of the Securities Act and the applicable published rules and regulations thereunder and based upon the procedures described in their letter delivered to you concurrently with the execution of this Agreement (herein called the "Original Letter"), but carried out to a date not more than three business days prior to the Closing Date or such later date on which Option Stock is purchased (i) confirming, to the extent true, that the statements and conclusions set forth in the Original Letter are accurate as of the Closing Date or such later date, as the case may be, and (ii) setting forth any revisions and additions to the statements and conclusions set forth in the Original Letter which are necessary to reflect any changes in the facts described in the Original Letter since the date of the Original Letter or to reflect the availability of more recent financial statements, data or information. The letters shall not disclose any change, or any development involving a prospective change, in or affecting the business or properties of the Company which, in your sole judgment, makes it impractical or inadvisable to proceed with the public offering of the Stock or the purchase of the Option Stock as contemplated by the Prospectus.

     (g) You shall have received from PricewaterhouseCoopers LLP a letter stating that their review of the Company's system of internal accounting controls, to the extent they deemed necessary in establishing the scope of their examination of the Company's financial statements as at December 31, 1999, did not disclose any weakness in internal controls that they considered to be material weaknesses.

     (h) You shall have been furnished evidence in usual written or telegraphic form from the appropriate authorities of the several jurisdictions, or other evidence satisfactory to you, of the qualification referred to in paragraph (f) of Section 6 hereof.

     (i) Prior to the Closing Date, the Stock to be issued and sold by the Company shall have been duly authorized for listing by the Nasdaq National Market upon official notice of issuance.

     (j) If the Company is required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, such Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., New York City time, on the date of this Agreement.

     (k) The Company shall not have failed on or prior to the Closing Date to perform or comply with any of the agreements herein contained and required to be performed or complied with by the Company on or prior to the Closing Date.

     The several obligations of the Underwriters to purchase any Option Stock hereunder are subject to the delivery to you on the applicable date on which the purchase of such Option Stock occurs of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of such Option Stock and other matters related to the issuance of such Option Stock; and any other document necessary or desirable in connection with the transactions contemplated hereby.

     All the agreements, opinions, certificates and letters mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if Pillsbury Madison & Sutro LLP, counsel for the Underwriters, shall be satisfied that they comply in form and scope.

     In case any of the conditions specified in this Section 9 shall not be fulfilled, this Agreement may be terminated by you by giving notice to the Company. Any such termination shall be without liability of the Company to the Underwriters and without liability of the Underwriters to the Company; provided, however, that (i) in the event of such termination, the Company agrees to indemnify and hold harmless the Underwriters from all costs or expenses incident to the performance of the obligations of the Company under this Agreement, including all costs and expenses referred to in paragraphs (i) and (j) of
Section 6 hereof, and (ii) if this Agreement is terminated by you because of any refusal, inability or failure on the part of the Company to perform any agreement herein, to fulfill any of the conditions herein, or to comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the transactions contemplated hereby.

     10. CONDITIONS OF THE OBLIGATION OF THE COMPANY. The obligation of the Company to deliver the Stock shall be subject to the conditions that (a) the Registration Statement shall have become effective and (b) no stop order suspending the effectiveness thereof shall be in effect and no proceedings therefor shall be pending or threatened by the Commission.

     In case either of the conditions specified in this Section 10 shall not be fulfilled, this Agreement may be terminated by the Company by giving notice to you. Any such termination shall be without liability of the Company to the Underwriters and without liability of the Underwriters to the Company; provided, however, that in the event of any such termination the Company agrees to indemnify and hold harmless the Underwriters from all costs or expenses incident to the performance of the obligations of the Company under this Agreement, including all costs and expenses referred to in paragraphs (i) and (j) of
Section 6 hereof.

     11. REIMBURSEMENT OF CERTAIN EXPENSES. In addition to its other obligations under Section 7 of this Agreement, the Company hereby agrees to reimburse on a quarterly basis the Underwriters for all reasonable legal and other expenses incurred in connection with investigating or defending any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in paragraph (a) or (b) of Section 7 of this Agreement, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligations under this Section 11 and the possibility that such payments might later be held to be improper; provided, however, that (i) to the extent any such payment is ultimately held to be improper, the persons receiving such payments shall promptly refund them and (ii) such persons shall provide to the Company, upon request, reasonable assurances of their ability to effect any refund, when and if due.

     12. PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of the Company and the several Underwriters and, with respect to the provisions of Section 7 hereof, the several parties (in addition to the Company and the several Underwriters) indemnified under the provisions of said Section 7, and their respective personal representatives, successors and assigns. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term "successors and assigns" as herein used shall not include any purchaser, as such purchaser, of any of the Stock from any of the several Underwriters.

     13. NOTICES. Except as otherwise provided herein, all communications hereunder shall be in writing or by telegraph and, if to the Underwriters, shall be mailed, telegraphed or delivered to Chase Securities Inc., One Bush Street, San Francisco, California 94104; and if to the Company, shall be mailed, telegraphed or delivered to it at its office, 8755 West Higgins Road, Suite 100, Chicago, Illinois 60631, Attention: Steven Golden, with a copy to Jaffe, Raitt Heuer & Weiss, P.C. at One Woodward Avenue, Suite 2400, Detroit, Michigan, 48226, Attention: Peter Sugar, Esq.. All notices given by telegraph shall be promptly confirmed by letter.

     14. MISCELLANEOUS. The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of
(a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or their respective directors or officers, and (c) delivery and payment for the Stock under this Agreement; provided, however, that if this Agreement is terminated prior to the Closing Date, the provisions of paragraphs
(k) and (l) of Section 6 hereof shall be of no further force or effect.

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     This Agreement shall be governed by, and construed in accordance with, the laws of the State of California.

     Please sign and return to the Company the enclosed duplicates of this letter, whereupon this letter will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

                                Very truly yours,

                                COOLSAVINGS.COM INC.



                                By
                                Steven M. Golden
                            Chief Executive Officer

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

CHASE SECURITIES INC.
Lehman Brothers Inc.
Thomas Weisel Partners LLC

By Chase Securities Inc.



By
              Managing Director

Acting on behalf of the several Underwriters, including themselves, named in Schedule I hereto.

                                   SCHEDULE I


                                  UNDERWRITERS

                                                                 Number of
                                                                Shares to be
     Underwriter                                                 Purchased
     -----------                                                 ---------

Chase Securities Inc. ......................................
Lehman Brothers Inc. .......................................
Thomas Weisel Partners .....................................







Total ......................................................     ----------

                                    ANNEX A


                    MATTERS TO BE COVERED IN THE OPINION OF

                       JAFFE, RAITT, HEUER & WEISS, P.C.

                            Counsel for the Company

     (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, is duly qualified as a foreign corporation and in good standing in each state of the United States of America in which its ownership or leasing of property requires such qualification except where the failure to be so qualified would not have a Material Adverse Effect, and has full corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement.

     (ii) The authorized capital stock of the Company consists of _______ shares of Preferred Stock, of which there are no shares outstanding, and _______ shares of Common Stock, without par value, of which there are _________ shares outstanding (including the Underwritten Stock plus the number of shares of Option Stock issued on the date hereof); proper corporate proceedings have been taken validly to authorize such authorized capital stock; all of the outstanding shares of such capital stock (including the shares of Common Stock issued upon conversion of the Company's Series A Convertible Preferred Stock and the Company's convertible subordinated notes, the Underwritten Stock and the shares of Option Stock issued, if any) have been duly and validly issued and are fully paid and nonassessable and have been issued in compliance with applicable state and federal securities laws (except where the noncompliance with state securities laws would not have a Material Adverse Effect); any Option Stock purchased after the Closing Date, when issued and delivered to and paid for by the Underwriters as provided in the Underwriting Agreement, will have been duly and validly issued and be fully paid and nonassessable; and no preemptive rights of, or rights of refusal in favor of, stockholders exist with respect to the Stock, or the issue and sale thereof, pursuant to the Articles of Incorporation or Bylaws of the Company and, to the knowledge of such counsel, there are no contractual preemptive rights that have not been waived, rights of first refusal or rights of co-sale which exist with respect to the issue and sale of the Stock;

     (iii) the Registration Statement has become effective under the Securities Act and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus is in effect and no proceedings for that purpose have been instituted or are pending or contemplated by the Commission;

     (iv) the Registration Statement and the Prospectus (except as to the financial statements and schedules and other financial data contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act and with the rules and regulations of the Commission thereunder;

     (v) the information required to be set forth in the Registration Statement in answer to Items 9, 10 (insofar as it relates to such counsel), 11(c) (except to the extent that it relates to litigation involving the Company's patents, patent rights, patent licenses, trademarks, service marks and other intellectual property), 11(d), 11(m), 11(n), 14 and 15 of Form S-1 is to such counsel's knowledge accurately and adequately set forth therein in all material respects or no response is required with respect to such Items, and, to such counsel's knowledge, the description of the Company's stock option plans and the options granted and which may be granted thereunder and the options granted otherwise than under such plans set forth in the Prospectus accurately and fairly presents the information required to be shown with respect to said plans and options to the extent required by the Securities Act and the rules and regulations of the Commission thereunder;

     (vi) such counsel does not know of any statutes, regulations, orders, judgments, decrees, agreements, franchises, contracts, leases, documents or any actions, suits, claims or legal proceedings, pending or threatened, which in the opinion of such counsel (A) are reasonably likely to (i) result in any Material Adverse Effect or (ii) prevent consummation of the transactions contemplated by the Underwriting Agreement or (B) are of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement, which are not accurately described and filed as required;

     (vii) the Underwriting Agreement has been duly authorized, executed and delivered by the Company;

     (viii) the issue and sale by the Company of the shares of Stock sold by the Company as contemplated by the Underwriting Agreement will not (A) conflict with, or result in a breach of, the Articles of Incorporation or Bylaws of the Company or any agreement or instrument filed as an exhibit to the Registration Statement to which the Company is a party or any applicable law or regulation, or so far as is known to such counsel, any order, writ, injunction or decree, of any jurisdiction, court or governmental instrumentality or (B) result in the suspension, termination or revocation of any Authorization of the Company or any impairment of the rights of the holder of any such Authorization, except for any such suspension, termination, revocation or impairment that would not, individually or in the aggregate, have a Material Adverse Effect;

     (ix) all holders of securities of the Company having rights to the registration of shares of Common Stock, or other securities, because of the filing of the Registration Statement by the Company have waived such rights or such rights have been terminated due to the Underwriters' cutback or have expired by reason of lapse of time following notification of the Company's intent to file the Registration Statement;

     (x) no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated in the Underwriting Agreement, except such as have been obtained under the Securities Act and such as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Stock by the Underwriters; and

     (xi) the Stock issued and sold by the Company has been duly authorized for quotation by the Nasdaq National Market upon official notice of issuance.

     In addition, such counsel shall state that such counsel has participated in conferences with officials and other representatives of the Company, the representatives of the Underwriters, Underwriters' counsel and the independent certified public accountants of the Company, at which such conferences the contents of the Registration Statement and Prospectus and related matters were discussed, and although they have not verified the accuracy or completeness of the statements contained in the Registration Statement or the Prospectus nothing has come to the attention of such counsel which caused them to believe that the Registration Statement (other than the financial statements including supporting schedules and financial data derived therefrom, as to which such counsel need express no opinion), at the Effective Date and at all times subsequent thereto up to and on the Closing Date and on any later date on which Option Stock is to be purchased, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (except as aforesaid) at the Closing Date or any later date on which the Option Stock is to be purchased, as the case may be, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     Counsel rendering the foregoing opinion may rely as to questions of law not involving the laws of the United States or of the State of Michigan, upon opinions of local counsel satisfactory in form and scope to counsel for the Underwriters. Copies of any opinions so relied upon shall be delivered to the Representatives and to counsel for the Underwriters and the foregoing opinion shall also state that counsel knows of no reason the Underwriters are not entitled to rely upon the opinions of such local counsel.

                                    ANNEX B


      MATTERS TO BE COVERED IN THE OPINION OF NIRO, SCAVONE, HALLER & NIRO


                         PATENT COUNSEL FOR THE COMPANY

     Such counsel have been informed by the Company of the technology used by the Company in its business and the manner of its use thereof and have read the Registration Statement and the Prospectus, including particularly the portions of the Registration Statement and the Prospectus referring to patents, patent rights, patent licenses, trademarks and service marks or other proprietary information or materials and:


     (i) Such counsel believes that the Registration Statement, as of the Effective Date, and the Prospectus as of its date and as of the Closing Date (or as of any later date on which the Option Stock is purchased, as applicable): (A) do not and did not contain any untrue statements of material fact with respect to (i) patents, patent rights, patent licenses, trademarks and service marks (collectively, "Intellectual Property") of the Company, (ii) any claim or allegation that the Company is infringing or has infringed any Intellectual Property of any other person or entity or (iii) any lawsuit, arbitration or other legal proceedings with respect to Intellectual Property to which the Company is a party; and (B) do not and did not omit to state any material fact that relates to any (i) Intellectual Property used or owned by the Company; (ii) Intellectual Property known to such counsel to be possessed or licensed by the Company or (iii) [any] legal proceeding with respect to the Intellectual Property, and that is required to be stated in the Registration Statement or the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

     (ii) in the course of such counsel's representation of the Company and without any requirement of independent investigation or inquiry by such counsel, nothing has come to the attention of such counsel which would cause it to believe that the Registration Statement, at the time it became effective, and the Prospectus, as of its date and as of the Closing Date (or as of any later date on which the Option Stock is purchased, as applicable), (A) contained [any] untrue statements of material fact with respect to (i) inventions, copyrights, technology, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) (collectively, "Other Intellectual Property"), (ii) any claim that the Company is misappropriating or violating or has misappropriated or violated any Other Intellectual Property of any other person or entity or (iii) any lawsuit, arbitration or other legal proceedings with respect to Other Intellectual Property to which the Company is a party; or (B) omit to state any material fact that relates to any (i) Other Intellectual Property used or owned by the Company; (ii) Other Intellectual Property known to such counsel to be possessed or licensed by the Company or (iii) any legal proceeding with respect to the Other Intellectual Property and that is required to be stated in the Registration Statement or the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (iii) The statements in the Prospectus relating to the Company's patents, patent applications, trademarks, and service marks on the Table of Contents page of the Prospectus and under the captions "Risk Factors-- Intellectual property litigation against us can be costly and could result in the loss of significant rights," "Risk Factors- Protecting our patents, trademarks and proprietary rights may be costly and may distract our management," and "Business--Intellectual Property" contain accurate descriptions of the Company's patents, patent applications, trademarks and service marks and, insofar as such statements constitute summaries of documents or matters of law or legal conclusions, are accurate and fairly present such summaries, matters of law and legal conclusions in all material respects;

     (iv) The statements in the Prospectus under the caption "Business-Legal Proceedings" (other than the last paragraph of such captioned section) insofar as such statements constitute summaries of documents or legal proceedings, matters of law or legal conclusions, are accurate and fairly present such summaries, matters of law and legal conclusions in all material respects;

     (v) Such counsel have reviewed the Company's patent applications filed in the United States, Europe, Japan and other jurisdictions in which Company has filed patent applications ("Applications"), which Applications are listed on
Schedule I to such opinion, and it is the opinion of such counsel that the Applications were properly filed, are being satisfactorily pursued by the Company, and are held by the Company as the sole assignee of record; such counsel believes that the Applications were properly prepared and is not aware of any facts or circumstances which would cause such counsel to believe the Applications were not properly prepared, and such counsel is not aware of others who have asserted that any claim of such Applications is derived from or jointly invented by a person or persons not already listed as an investor for such claim.

     (vi) Such counsel is of the opinion that all issued patents held by the Company ("Patents"), all of which are listed on Schedule I to such opinion, if challenged in court or in any other legal proceeding, would not be found invalid or unenforceable, and such counsel is not aware of any person who has asserted that any claim of such Patents is derived from or jointly invented by a person or persons not already listed as an inventor for such claim;

     (vii) Except as specifically set forth in the Prospectus under the captions "Risk Factors-- Intellectual property litigation against us can be costly and could result in the loss of significant rights," "Risk Factors--Protecting our patents, trademarks and proprietary rights may be costly and may distract our management," "Business--Intellectual Property," and "Business-Legal Proceedings," there are no legal or governmental proceedings (other than the patent Application proceedings themselves) pending or, to the knowledge of such counsel, threatened against the Company relating to any Intellectual Property owned or licensed by the Company;

     (viii) In the course of such counsel's representation of the Company and without any requirement of independent investigation or inquiry by such counsel, nothing has come to the attention of such counsel which would cause it to believe that, except as specifically set forth in the Prospectus under the captions "Risk Factors--Intellectual property litigation against us can be costly and could result in the loss of significant rights," "Risk Factors-- Protecting our patents, trademarks and proprietary rights may be costly and may distract our management," "Business--Intellectual Property," and "Business-Legal Proceedings," there are any legal or governmental proceedings pending or threatened against the Company relating to any Other Intellectual Property owned or licensed by the Company;

     (ix) Except as specifically set forth in the Prospectus, to such counsel's knowledge the Company has not received any notice of infringement with respect to any Patent or any notice challenging the validity, scope or enforceability of any of the Patents, trademarks or service marks owned by or licensed to the Company, and to such counsel's knowledge, the Company is not infringing any Intellectual Property of any other person or entity or violating any license of Intellectual Property to which the Company is a party; and such counsel is unaware of any infringements by others of the Company's Intellectual Property which, in the judgment of such counsel, could materially and

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adversely affect the Company's rights in such Intellectual Property, except as specifically set forth in the Registration Statement and the Prospectus;

     (x) In the course of such counsel's representation of the Company and without any requirement of independent investigation or inquiry by such counsel, nothing has come to the attention of such counsel which would cause it to believe that, except as specifically set forth in the Prospectus, the Company is misappropriating or otherwise violating any Other Intellectual Property and such counsel is unaware of any misappropriations or violations by others of the Company's Other Intellectual Property which, in the judgment of such counsel, could materially and adversely affect the Company's rights in such Other Intellectual Property, except as specifically set forth in the Prospectus;

     (xi) Such counsel is of the opinion that no valid claim of U.S. Patent No. 5,710,886 or U.S. Patent No. 4,674,041 is infringed by any of the Company's current services, products, systems or business processes; and

     (xii) Such counsel is of the opinion that, except as expressly licensed by the Company in writing to others, the Company has the full and exclusive right, title and interest to the invention of U.S. Patent No. 5,761,648, in the United States. Such counsel is also of the opinion that the listed inventors have assigned all of their right, title and interest to the invention of the same patent to the Company not only in the U.S. but also in all foreign countries. Such counsel is also of the opinion that the Company has the right of priority under the International Convention for the Protection of Industrial Property, Inter-American Convention Relating to Patents, Designs and Industrial Models, and any other international agreements to which the United States adheres and that no third parties have any rights in the United States or in any foreign country to the said patent, nor to any present or future continuations, divisions or reissues of said patent or of the application from which said patent was issued.

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